February 28, 1997




United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

      Re: Registration Statement on Form S-8 ("Form S-8") for Equitable Resources, Inc.

Gentlemen:

      Equitable Resources, Inc. (the "Company"), hereby transmits the following:

      1. Registration Statement on Form S-8 covering 150,000 shares of the Company's Common Stock, no par value, together with all exhibits (bearing signatures in typed form throughout) to register shares issuable under the Equitable Resources, Inc. Employee Savings and Protection Plan.

      2. The registration fee in the amount of $1,381 was calculated pursuant to Rule 457(h) based on the average of the high and low prices as reported for the Company's Common Stock in the consolidated reporting system on February 24, 1997. This amount was transferred on February 27, 1997 to the Securities and Exchange Commission's lockbox (Account No. 910-8739) at Mellon Bank, N.A., Pittsburgh, Pennsylvania.

      If you have any questions or comments concerning this filing or the matters referred to above, please do not hesitate to contact the undersigned at
(412) 553-5727.

                              Very truly yours,



                                /s/ELLIOT GILL
                                   Elliot Gill
                              Senior Corporate Attorney


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  As filed with the Securities and Exchange Commission on  February 28, 1997


                                                      Registration No.


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            EQUITABLE RESOURCES, INC.
             (Exact name of registrant as specified in its charter)


         Pennsylvania                                        25-0464690
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           Identification No.)


      420 Boulevard of the Allies
      Pittsburgh, Pennsylvania                                   15219
(Address of Principal Executive Office)                       (Zip Code)

                            Equitable Resources, Inc.
                      Employee Savings and Protection Plan
                            (Full title of the Plan)

         A. Mark Abramovic, Vice President and Chief Financial Officer 420 Boulevard of the Allies, Pittsburgh, Pennsylvania 15219
                     (Name and address of agent for service)

                     Telephone number, including area code,
                      of agent for service: (412) 553-5700


                         CALCULATION OF REGISTRATION FEE


====================-------------------------------------------=================

    Title of      Amount to be  Proposed maximum  Proposed maximum   Amount of
   securities      registered    offering price   aggregate offer-  registration
to be registered                   per share        ing price          fee

================================================================================
  Common Stock
  (No Par Value)    150,000         $30.375        $4,556,250         $1,381
                    shares

================================================================================

      *Estimated  solely for the purpose of calculating the registration  fee;
       computed on the basis of the price at which securities of the same class were sold on February 24, 1997, pursuant to Rule 457(h).

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                   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT




Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


      The Company incorporates herein by reference the following documents, which also have been or will be filed with the Commission.

      (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1995 filed on March 26, 1996, and the Company's Amendment No. 1 to the Company's Annual Report on Form 10-K/A filed on April 26, 1996;

      (2) the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1996, June 30, 1996 and September 30, 1996.

      (3)   the Company's Current Report on Form 8-K dated March 21, 1996;

      (4) the Company's definitive Proxy Statement dated April 9, 1996 for the Annual Meeting of Shareholders held on May 23, 1996;

      (5) the Company's Registration Statement on Form 8-A registering Preferred Stock Purchase Rights filed on April 16, 1996; and

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


Item 5.  EXPERTS

      The consolidated financial statements of Equitable Resources, Inc. appearing in the Company's Annual Report on Form 10-K as amended by its amendment No. 1 to its Annual Report on Form 10-K/A for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report, given upon the authority of such firm as experts in accounting and auditing.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Sections 1741 and 1742 of the Pennsylvania Business Corporation Law (the "PBCL") provide that a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding, if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, such indemnification is limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless, and only to the extent that, a court determines upon application that, despite the adjudication of liability but in view of all the circumstances, such persons is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

      PBCL Section 1744 provides that, unless ordered by a court, any indemnification referred to above shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnitee has met the applicable standard of conduct. Such determination shall be made:


      (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or

      (2)   if such a quorum is not obtainable,  or if obtainable and a majority
            vote  of  a  quorum  of  disinterested   directors  so  directs,  by
            independent legal counsel in a written opinion; or

      (3)   by the shareholders.

      Notwithstanding the above, PBCL Section 1743 provides that to the extent that a director, officer, employee or agent of a business corporation is successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

      PBCL Section 1745 provides that expenses (including attorneys' fees) incurred by an officer, director, employee or agent of a business corporation in defending any such proceeding may be paid by the corporation in advance of the final disposition of the proceeding upon receipt of an undertaking to repay the amount advanced if it is ultimately determined that the indemnitee is not entitled to be indemnified by the corporation.

      PBCL Section 1746 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the foregoing provisions is not exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, and that indemnification may be granted under any bylaw, agreement, vote of shareholders or directors or otherwise by any action taken or any failure to take any action whether or not the corporation would have the power to indemnify the person under any other provision of law and whether or not the indemnified liability arises or arose from any action by or in the right of the corporation, provided, however, that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

      Article IV of the By-Laws of the Registrant provides that the Directors, officers, agents and employees of the Registrant shall be indemnified as of right to the fullest extent now or hereafter not prohibited by law in connection with any actual or threatened action, suit or proceeding, civil, criminal, administrative, investigative or other (whether brought by or in the right of the Registrant or otherwise) arising out of their service to the Registrant or to another enterprise at the request of the Registrant.

      PBCL Section 1747 permits a Pennsylvania business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against any liability asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions described above.

      Article IV of the By-Laws of the Registrant provides that the Registrant may purchase and maintain insurance to protect itself and any Director, officer, agent or employee entitled to indemnification under Article IV against any liability asserted against such person and incurred by such person in respect of the service of such person to the Registrant whether or not the Registrant would have the power to indemnify such person against such liability by law or under the provisions of Article IV.

      The Registrant maintains directors' and officers' liability insurance covering its Directors and officers with respect to liabilities, including liabilities under the Securities Act of 1933, as amended, which they may incur in connection with their serving as such. Under this insurance, the Registrant may receive reimbursement for amounts as to which the Directors and officers are indemnified by the Registrant under the foregoing By-Law indemnification provision. Such insurance also provides certain additional coverage for the Directors and officers against certain liabilities even though such liabilities may not be covered by the foregoing By-Law indemnification provision.

      As permitted by PBCL Section 1713, the Articles and the By-Laws of the Registrant provide that no Director shall be personally liable for monetary damages for any action taken, or failure to take any action, unless such Director's breach of duty or failure to perform constituted self-dealing, willful misconduct or recklessness. The PBCL states that this exculpation from liability does not apply to the responsibility or liability of a Director pursuant to any criminal statute or the liability of a Director for the payment of taxes pursuant to Federal, state or local law. It may also not apply to liabilities imposed upon directors by the Federal securities laws. PBCL Section 1715(d) creates a presumption, subject to exceptions, that a Director acted in the best interests of the corporation. PBCL Section 1712, in defining the standard of care a Director owes to the corporation, provides that a Director stands in a fiduciary relation to the corporation and must perform his duties as a Director or as a member of any committee of the Board in good faith, in a manner he reasonably believes to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances.

      In June, 1987, the Registrant entered into a separate Indemnity Agreement with each of its then Directors and officers. These Indemnity Agreements provide a contractual right to indemnification against expenses and liabilities (subject to certain limitations and exceptions) and a contractual right to advancement of expenses, and contain additional provisions regarding the determination of entitlement, settlement of proceedings, insurance, rights of contribution, and other matters.

Item 7.  EXHIBITS

         Number   Description

         23.1 Consent of Ernst & Young LLP, independent auditors, filed herewith.

Item 8.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:


         (1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4)That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

================================================================================
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                                    SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on February 28, 1997.


                                 EQUITABLE RESOURCES, INC.
                                 (Registrant)



                                 By    FREDERICK H. ABREW
                                       Frederick H. Abrew
                                       President and Chief Executive Officer



                                 POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints FREDERICK H. ABREW, A. MARK ABRAMOVIC and AUGUSTINE A. MAZZEI, JR., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 28, 1997:


           Signature                                         Title


    /s/FREDERICK H. ABREW           President and Chief Executive Officer
       Frederick H. Abrew


    /s/A. MARK ABRAMOVIC            Senior Vice President and
       A. Mark Abramovic            Chief Financial Officer
                                    (Chief Accounting officer)


     /s/ PAUL CHRISTIANO            Director
         Paul Christiano


   /s/E. LAWRENCE KEYES, JR..       Director
      E. Lawrence Keyes, Jr.


   /s/THOMAS A. MCCONOMY            Director
      Thomas A. McConomy


     /s/DONALD I. MORITZ            Director
        Donald I. Moritz


                                    Director
        Malcolm M. Prine


                                    Director
        James E. Rohr


     /s/PHYLLIS A. SAVILL           Director
        Phyllis A. Savil


     /s/DAVID S. SHAPIRA            Director
        David S. Shapira


    /s/J. MICHAEL TALBERT           Director
       J. Michael Talbert


      Pursuant to the requirements of the Securities Act of 1933, the administrative committee of the Employee Savings and Protection Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly witnessed in the City of Pittsburgh, Commonwealth of Pennsylvania on February 28, 1997.

                                          Employee Savings and Protection Plan


                                      By:       /s/GREGORY R. SPENCER
                                                   Gregory R. Spencer

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                                                                  EXHIBIT 23.1




                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) of Equitable Resources, Inc. for the
registration of 150,000 shares of its common stock pertaining to the Equitable Resources, Inc. Employee Savings and Protection Plan and to the incorporation by reference therein of our report dated February 13, 1996, with respect to the consolidated financial statements and schedule of Equitable Resources, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995 as amended by the Company's Amendment No. 1 to its Annual Report on Form 10-K/A for the year ended December 31, 1995 and filed with the Securities and Exchange Commission.



                                          /s/Ernst & Young  LLP





Pittsburgh, Pennsylvania
February 26, 1997





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